FOR IMMEDIATE RELEASE

KINGSTONE ANNOUNCES EXCHANGE AGREEMENT FOR DEBT REFINANCING

KINGSTON, N.Y.—December 12, 2022—**Kingstone Companies, Inc. (Nasdaq:KINS)** (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today that it has entered into a Note and Warrant Exchange Agreement (the "Exchange Agreement") with several holders (the "Exchanging Noteholders") to refinance its outstanding 5.50% Senior Notes due on December 30, 2022 (the "Existing Notes"). The Exchanging Noteholders hold approximately $21.55 million principal amount of the Company's outstanding $30 million principal amount of Existing Notes.

Pursuant to the Exchange Agreement, Kingstone will issue to the Exchanging Noteholders, in exchange for their Existing Notes, new 12.0% Senior Notes due December 30, 2024 in the aggregate principal amount of $19.95 million, along with cash totaling approximately $1.6 million and three-year warrants for the purchase of approximately 970,000 shares of common stock of the Company. The exchange is scheduled to close on December 15, 2022, and Kingstone will fund the amount outstanding on the Existing Notes on their maturity date.

"We are pleased to have entered into this debt refinancing agreement, which will strengthen Kingstone's balance sheet and extend our nearest debt maturity to December 30, 2024," said Barry Goldstein, Kingstone's Chief Executive Officer. "This milestone represents an important vote of confidence in Kingstone on behalf of the investment community and will enable us to fully focus on our key initiatives. It's clear that our Kingstone 2.0 strategy is taking hold, and as a team we're focused on accelerating this progress as we work to drive enhanced value for our stockholders."

"Our team remains focused on executing with discipline in order to better select, underwrite, price, and manage our risks through the current macro environment," said Meryl Golden, Kingstone's Chief Operating Officer. "This refinancing will position us to best deliver on these commitments, and we look forward to leveraging Kingstone's enhanced financial flexibility to the benefit of the stakeholders we serve."

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission under "Factors That May Affect Future Results and Financial Condition" and Part I, Item 2 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.
- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.
- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.
- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.
- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.
- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.
- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.
- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.
- We will need to satisfy the conditions to the closing of the Exchange Agreement.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Arielle Rothstein / Kaitlin Kikalo
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449